Exhibit 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C.  SECTION 1350

Pursuant to Section 906 of the public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Ronald Cooper, the chief executive officer of ImproveNet, Inc., certifies that, to the best of my knowledge:

(i)                                     the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2002 (the “Report”), to which this Certification is attached as Exhibit 99.1, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

By:	/s/	Ronald B. Cooper
Ronald B. Cooper

August 20, 2002

STATEMENT OF CHIEF ACCOUNTING OFFICER UNDER 18 U.S.C.  SECTION 1350

Pursuant to Section 906 of the public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Christopher Kendall, the chief accounting officer of ImproveNet, Inc., certifies that, to the best of my knowledge:

(iii)                               the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2002 (the “Report”), to which this Certification is attached as Exhibit 99.1, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(iv)                              the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

By:	/s/	Christopher A. Kendall
Christopher A. Kendall

August 20, 2002